Exhibit 99.1

NEWS RELEASE

Contact:

Corporate Communications

435.705.2989

FOR IMMEDIATE RELEASE:                                       May 12, 2014

SkyWest, Inc. Names Russell “Chip” Childs President

Redefines Key Leadership Roles

ST. GEORGE, UTAH — SkyWest, Inc. (NASDAQ:SKYW), the holding company for SkyWest Airlines, Inc. (“SkyWest Airlines”) and ExpressJet Airlines, Inc. (“ExpressJet Airlines”), announces the promotion of Russell “Chip” Childs to President, effective May 12, 2014.

Mr. Childs has been serving as President and Chief Operating Officer of SkyWest Airlines.  In his new role at SkyWest, Inc., Mr. Childs will oversee all activities of the holding company, as well as those of the operating airlines, with a focus on improved profitability, quality and value for all SkyWest, Inc. stakeholders. Jerry C. Atkin will remain Chairman and Chief Executive Officer of SkyWest, Inc.

“Chip brings an exceptional balance of operational experience, financial discipline and strong leadership to the role,” said Atkin. “As we redefine key leadership roles at the company to encourage top operational performance, improved contract efficiency and profitability, Chip’s extensive operational and financial background will be critical to moving SkyWest, Inc. forward, and to maintaining its leadership in a challenging and dynamic environment.”

“In a highly commoditized industry, SkyWest has achieved remarkable success with a commitment to strong vision, values and people,” said Childs. “I look forward to strengthening that legacy, and improving the company’s profitability and sustainability to provide value to all of our stakeholders.”

Mr. Childs has served as President and Chief Operating Officer of SkyWest Airlines since 2007, executing the development of new partnerships, establishing solid financial performance, providing ongoing operational reliability and quality, and working with the airline’s more than 10,000 employees to position the airline for leadership and success. Mr. Childs holds a bachelor’s degree in economics and master’s degree in accounting from Brigham Young University.

As part of the change in leadership, Bradford R. Rich will become Chief Commercial Officer of SkyWest, Inc., allowing him to focus his efforts on contract development, management and development of business opportunities with network airlines, and fleet management, financing and purchasing. The

SkyWest, Inc. board of directors believes the newly-created role will be essential to achieving improved profitability and capitalizing on current and new opportunities within the industry for SkyWest, Inc.

Wade Steel, currently Vice President — Controller of SkyWest Airlines, has been promoted to serve as Executive Vice President of SkyWest, Inc., also effective as of May 12, 2014. In this position, he will oversee all contract management and financial planning and analysis for the holding company. Mr. Steel has served as Vice President — Controller of SkyWest Airlines since 2011, and as part of the airline’s leadership team since 2007. He spent seven years in public accounting, providing audit and advisory services to companies in the transportation, manufacturing, software and financial services industries. Mr. Steel is a certified public accountant with bachelor’s and master’s degrees in accounting from Brigham Young University and is a member of the American Institute of Certified Public Accountants.

As Mr. Childs takes the helm at SkyWest, Inc., Michael Thompson, currently Vice President of Market Development for SkyWest Airlines, has been promoted to Chief Operating Officer of SkyWest Airlines, also effective May 12, 2014, with responsibility for oversight of the airline’s operations. Thompson has served as Vice President of Market Development of SkyWest Airlines since 2007, where he has managed the airline’s pro-rate operations and helped the airline’s efforts to adapt to rapidly-changing network needs across the industry. He holds master’s degrees in mechanical engineering and business administration from Brigham Young University. He also holds a bachelor’s degree in manufacturing engineering from Brigham Young University.

Brad Holt will remain President and Chief Operating Officer of ExpressJet Airlines, reporting to Mr. Childs. Eric Woodward will remain Chief Accounting Officer for SkyWest, Inc., and Mike Kraupp will serve as Vice President and Treasurer of SkyWest, Inc.

About SkyWest, Inc.

SkyWest, Inc. was named Air Transport World’s Regional Airline of the Year in 2014. SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s airline companies provide commercial air service in cities across the United States, Canada, Mexico and the Caribbean with approximately 4,000 daily flights and a fleet of 755 aircraft. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, US Airways, American Airlines and Alaska Airlines. ExpressJet Airlines operates through partnerships with United Airlines, Delta Air Lines and American Airlines. SkyWest continues to set the standard for excellence in the regional industry with unmatched value for customers, shareholders and its nearly 20,000 employees.

Forward Looking Statements

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet Airlines, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the prospects of entering into agreements with other carriers to fly new aircraft, uncertainties regarding operation of new aircraft, the ability to obtain certain regulatory approvals to operate new aircraft under SkyWest Airlines’ and ExpressJet Airlines’ operating certificates and the ability to obtaining financing for the aircraft.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet Airlines will also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the ability of ExpressJet Airlines to realize potential synergies and other anticipated financial impacts of the consolidation of its operations, the possibility that future financial and operating results of ExpressJet Airlines may not meet SkyWest’s forecasts and the timing of ongoing consolidation of the operations of ExpressJet Airlines, if achieved.  The challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet Airlines and their major partners regarding their contractual obligations; the financial stability of those major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet Airlines; the resolution of current litigation with a major airline partner of SkyWest Airlines and ExpressJet Airlines; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2013, entitled “Risk Factors.”